Exhibit 10.3

THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

OID NOTE

Issuance Date: January 10, 2025	Gross Principal Amount: $123,420.00

Minus OID Paid In Shares of Preferred Stock: $23,420.00

Net Principal Amount to be Repaid: $100,000.00

FOR VALUE RECEIVED, AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to Kingdom Building Inc. (the “Holder”) or its registered assigns or successors in interest, on order, the sum of One Hundred Twenty-Three Thousand Four Hundred Twenty Dollars ($123,420.00) (the “Principal Amount”), which includes the original issue discount set forth in Section 7 below that is being paid through the issuance of shares of the Borrower’s Series D Convertible Preferred Stock (the “Preferred Stock”), together with any accrued and unpaid interest hereon, on July 10, 2025 (the “Maturity Date”) if not sooner paid.

The following terms shall apply to this Note:

1. Interest Rate. Interest payable on this Note shall accrue on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed at a rate per annum (the “Interest Rate”) equal to 15% per annum. Interest on the Principal Amount shall be payable in full on the Maturity Date, whether by acceleration or otherwise.

2. Balloon Payment. Accrued, unpaid Interest and outstanding principal, subject to adjustment, shall be paid in one lump sum of One Hundred Seven Thousand Five Hundred Dollars ($107,500) on or before the Maturity Date. The Company shall have a thirty (30) day grace period with respect to Maturity Date payment. Payment shall be made by bank wire transfer to the Holder’s wire instructions, attached hereto as Exhibit A. For the avoidance of doubt, a missed payment shall be considered an Event of Default, subject to the cure period set forth above.

3. Borrower Redemption of Principal Amount. Upon five (5) business days’ written notice, the Borrower will have the option of prepaying the outstanding Principal Amount, in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty-five percent (125%) of the Principal Amount to be redeemed, together with accrued but unpaid Interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note. During the notice period, Holder shall have the option of converting this Note, in whole or in part, pursuant to Section 5 hereof.

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4. Issuance of Replacement Note. Upon any partial repayment of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued Interest which shall not have been paid.

5. Conversion Right. At any time after the Issuance Date of this Note, the Holder shall have the right to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Preferred Stock, as such Preferred Stock exists on the Issuance Date, or shares of Common Stock if the provisions of Section 5(e)(iv) are enacted, or any shares of capital stock or other securities of the Borrower into which such Preferred Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Preferred or Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Preferred Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Preferred Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit B (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 5(c) below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, any amounts owed to the Holder pursuant to Section 5(c) hereof. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, if the Borrower has not obtained Stockholder Approval, the Borrower shall not issue a number of shares of Common Stock under this Agreement, which when aggregated with all other securities that are required to be aggregated for purposes of Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions (the “Conversion Limitation”). For purposes of this section, “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of the shares under this Agreement that, when taken together with any other securities that are required to be aggregated with the issuance of the shares issued under this Agreement for purposes of Rule 5635(d) of the Nasdaq Stock Market LLC (“Rule 5635(d)”), would exceed 19.99% of the issued and outstanding common stock as of the date of definitive agreement with respect to the first of such aggregated transactions. “Principal Market” means the Exchanges, the quotation platforms maintained by the OTC Markets Group or an equivalent replacement exchange, and all rules and regulations relating to such exchange. Upon the occurrence of an Event of Default pursuant to Section 6 hereof, the Conversion Limitation shall no longer apply to limit the issuance of shares in conversion of this Note.

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(a) Conversion Price. The Conversion Price shall mean $7.50 per share.

(b) Authorized Shares. The Borrower covenants that during the period that the Note is outstanding, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Preferred Stock upon the full conversion of this Note. The Borrower is required at all times to have authorized and reserved three times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time initially 43,000 shares of Preferred Stock and 215,000 shares of Common Stock such shares are convertible into) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased) from time to time (and in the case of each payment received by the Holder hereunder) in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Preferred Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Preferred Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of the Preferred Stock, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock, and the shares of Common Stock issuable upon conversion of the Preferred Stock, in accordance with the terms and conditions of this Note.

(c) Method of Conversion.

(i) Mechanics of Conversion. As set forth in Section 5 hereof, at any time following the Issuance Date or within the redemption notice period set forth in Section 3 hereof, the balance due pursuant to this Note may be converted by the Holder in whole or in part by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 4.5(c)(ii), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

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(ii) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(iii) Delivery of Preferred Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 5(c), the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Preferred Stock issuable upon such conversion within three (3) business days after such receipt subject to the terms hereof and applicable rules of the Principal Market (as defined hereinbelow) (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Preferred Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Preferred Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Preferred Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

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(iv) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Preferred Stock issuable upon conversion, or the shares of Common Stock issuable upon conversion of Preferred Stock, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Preferred Stock issuable upon conversion, or the shares of Common Stock issuable upon conversion of Preferred Stock, to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

(v) Failure to Deliver Preferred Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Preferred Stock issuable upon conversion of this Note, or the shares of Common Stock issuable upon conversion of Preferred Stock, is not delivered by the Deadline due to willful and purposeful action and/or inaction of the Borrower, the Borrower shall pay to the Holder $200 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Preferred Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Preferred Stock. Such cash amount shall be paid to Holder by the fifteenth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Preferred Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 5(c)(v) are justified.

(d) Concerning the Shares. The shares of Preferred Stock issuable upon conversion of this Note, or the shares of Common Stock issuable upon conversion of Preferred Stock, may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 5(d) and who is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

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Any restrictive legend on certificates representing shares of Preferred Stock issuable upon conversion of this Note, or the shares of Common Stock issuable upon conversion of Preferred Stock, shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Preferred Stock, or the shares of Common Stock issuable upon conversion of Preferred Stock, may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Preferred Stock issuable upon conversion of this Note, or the shares of Common Stock issuable upon conversion of Preferred Stock, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration.

(e) Effect of Certain Events.

(i) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Section 6) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Section 6). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(ii) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Preferred or Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Preferred or Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 5(e)(ii) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

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(iii) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Preferred or Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Preferred or Common Stock issuable upon such conversion had such Holder been the holder of such shares of Preferred or Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(iv) Adjustment Due to Sale of Common Stock. If the Borrower shall at any time prior to the shares of Preferred Stock being registered under the Securities Act pursuant to Section 16 hereof, while this Note is outstanding, issue any shares of Common Stock or Common Stock Equivalents (“Common Stock Equivalent” means any convertible note, warrant, option or other right to receive or subscribe for or purchase any additional shares of Common Stock or any Common Stock Equivalent), in a transaction executed after the Issue Date of this Note for a consideration per share that is less than $1.50 per share (the “Lower Priced Securities”) then in such event the Holder shall be entitled to convert this Note into shares of Common Stock at a per share price equal to the same as the Lower Priced Securities.

6. Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of Principal, Interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable. In the event of such an acceleration, the amount due and owing to the Holder shall be 130% of the outstanding Principal amount of the Note (plus accrued and unpaid Interest and fees, if any) (the “Default Payment”). The Default Payment shall be first applied to accrued and unpaid Interest due on the Note and then to outstanding Principal balance of the Note.

The occurrence of any of the following events is an “Event of Default”:

i.	Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay when due any installment of Principal or Interest hereon in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due.

ii.	Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

iii.	Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $2,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iv.	Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

v.	Failure to Register Shares of Common Stock. The Borrower shall fail to register the shares of Common Stock underlying the conversion of the Preferred Stock within ninety (90) days of the Issue Date of this Note, as set forth in Section 16 hereof, subject to a thirty (30) day cure period.

7. Original Issue Discount. The Holder fully funds this Note upon transfer of $100,000 to Borrower at closing. The difference between the amount transferred by the Holder to the Borrower and the Principal Amount of this Note is the Original Issue Discount, which the Borrower shall pay by issuing the Holder 3,123 shares of Preferred Stock, which shall be issued in the name of Holder within five (5) business days of the closing and funding of this Note.

8. No Short Selling. The Holder and any of its affiliates will not engage in any short sales with respect to the Common Stock of the Borrower during the term of this Note.

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9. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 5115 Maryland Way, Suite 303, Brentwood, TN 37027, email: info@americanrebel.com and to the Holder at the address and email set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

11. Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

12. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties-agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

14. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

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15. Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Borrower covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Borrower from paying all or a portion of the principal or interest on this Note.

16. Piggy-Back Registration Rights. Holder is hereby granted piggy-back registration rights on the shares of Common Stock underlying the Preferred Stock issued or issuable pursuant to this Note for any registration statement the Borrower files under the Securities Act of 1933, as amended, except for Forms S-8, S-3 or as otherwise prohibited by an underwriter or placement agent for the Borrower’s securities

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 10th day of January, 2025.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO/President

HOLDER:
Kingdom Building Inc.

By:	/s/ Ted Haberfield
Ted Haberfield

Its:	President

Address:	572 Hidden Ridge Court
Encinitas, California 92024

Email:	ted@kingdombuilding.biz

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________principal amount of the Note (defined below) together with $________________ of accrued and unpaid interest thereto, totaling $_____________ into that number of shares of Series D Convertible Preferred Stock to be issued pursuant to the conversion of the Note (“Preferred Stock”) as set forth below, of American Rebel Holdings, Inc., a Nevada corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of January 10, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]	The Borrower shall electronically transmit the Preferred Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Broker:
Account Number:

[ ]	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Preferred Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: [NAME]
Address: [ADDRESS]

Date of Conversion:
Applicable Conversion Price:	$
Number of Shares of Preferred Stock to be Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:	$
Accrued and unpaid interest remaining:	$

[HOLDER]

By:
Name:	[NAME]
Title:	[TITLE]
Date:	[DATE]

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